                                                                  EXHIBIT 3.2(a)


                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                      AUDIO COMMUNICATIONS NETWORK, INC.
                             ADOPTED MAY 30, 1997
                          AND AS SUBSEQUENTLY AMENDED

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       AUDIO COMMUNICATIONS NETWORK, INC.
                              ADOPTED MAY 30, 1997
                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I     MEETINGS OF SHAREHOLDERS..................................    1
    1.1       Place of Meeting..........................................    1
    1.2       Annual Meetings...........................................    1
    1.3       Special Meetings..........................................    1
    1.4       Notice....................................................    1
    1.5       Quorum....................................................    2
    1.6       Fixing Record Date........................................    2
    1.7       Voting....................................................    3
    1.8       Action by Shareholders Without a Meeting..................    4
    1.9       Order of Business.........................................    4
    1.10      Inspectors of Elections...................................    4

ARTICLE II    DIRECTORS.................................................    5
    2.1       Powers....................................................    5
    2.2       Nominations for Directors.................................    5
    2.3       Numbers...................................................    5
    2.4       Term of Offices...........................................    5
    2.5       Resignations..............................................    5
    2.6       RESERVED..................................................    5
    2.7       Compensation..............................................    5
    2.8       Annual Meetings...........................................    6
    2.9       Regular Meetings..........................................    6
    2.10      Special Meetings..........................................    6
    2.11      Place of Meeting..........................................    6
    2.12      Adjourned Meetings........................................    6
    2.13      Waiver of Notice..........................................    7
    2.14      Organization..............................................    7
    2.15      Action by the Board.......................................    7

ARTICLE III   COMMITTEES OF THE BOARD...................................    8

ARTICLE IV    OFFICERS..................................................    8
    4.1       Election..................................................    8


                                                                         Page
                                                                         ----
    4.2       Term of Office...........................................     8
    4.3       Resignations.............................................     8
    4.4       Removal..................................................     9
    4.5       Duties of Officers may be Delegated......................     9
    4.6       Salaries.................................................     9
    4.7       Voting Shares in Other Corporations......................     9
    4.8       Chairman of the Board; Vice Chairman.....................     9
    4.9       Chief Executive Officer..................................    10
    4.10      Chief Financial Officer..................................    10
    4.11      President................................................    10
    4.12      Vice President...........................................    10
    4.13      Treasurer................................................    11
    4.14      Secretary................................................    11

ARTICLE V     CERTIFICATE AND TRANSFER OF STOCK........................    12
    5.1       Shares...................................................    12
    5.2       Certificates.............................................    12
    5.3       Recording of Shares......................................    12
    5.4       Registered Shareholders..................................    12
    5.5       Transfer of Stock........................................    12
    5.6       Transfer Agents..........................................    13
    5.7       Restriction on Transfer of Stock.........................    13
    5.8       Closing of Transfer Books................................    13
    5.9       Lost Certificate.........................................    13

ARTICLE VI    DIVIDENDS................................................    14

ARTICLE VII   OFFICES, BOOKS AND RECORDS...............................    14
    7.1       Offices..................................................    14
    7.2       Books and Records........................................    14
    7.3       Form of Records..........................................    14
    7.4       Inspection of Books and Records..........................    15

ARTICLE VIII  NOTICES..................................................    15

ARTICLE IX    AMENDMENTS...............................................    15

ARTICLE X     NONAPPLICABILITY OF CERTAIN FLORIDA STATUTES.............    15

ARTICLE XI    INDEMNIFICATION..........................................    16

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                                                                         ----
ARTICLE XII   MISCELLANEOUS............................................    16
     12.1     Indebtedness of Shareholders.............................    16
     12.2     Checks, Etc..............................................    16
     12.3     Fiscal Year..............................................    17
     12.4     Seal.....................................................    17

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                      AUDIO COMMUNICATIONS NETWORK, INC.
                             ADOPTED MAY 30, 1997
                          AND AS SUBSEQUENTLY AMENDED

                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     1.1  Place of Meeting.  All meetings of the Shareholders shall be held at
          ----------------
the principal office of the Corporation in the State of Florida, or at such other place as may be determined by the Board of Directors and designated in the notice of such meeting.

     1.2  Annual Meetings.  The annual meeting of Shareholders shall be held on
          ---------------
such date as may be established by the Board of Directors. The annual meeting shall be called by the Board of Directors for the purpose of electing Directors for the ensuing year and for the transaction of such other general business of the Corporation as may come before the meeting.

     1.3  Special Meetings.  Special meetings of Shareholders, for any purpose
          ----------------
other than those regulated by statute, may be called by the Board of Directors, the Chief Executive Officer or by the President of the Corporation, or by the holders of at least one-third of all the outstanding shares entitled to vote at the meeting.

     1.4  Notice.
          ------

          a.   Notice of Annual Meetings.  Notice of the annual meeting of
               -------------------------
Shareholders shall be mailed or otherwise given to each holder of record of the stock entitled to vote at such meeting, at his address, as the same appears on the books of the Corporation, at least 10 days but no more than 60 days prior to such meeting. Such notice need not specify the business to be transacted but shall state the place, day and hour of such meeting.

          b.   Notice of Special Meetings.  Written or printed notice of each
               --------------------------
special meeting of Shareholders, stating the place, day and hour of such meeting and business proposed to be transacted, shall be mailed, postage prepaid, or otherwise given to each holder of record of the stock entitled to vote at such meeting, at his address as the same appears on the books of the Corporation, at least 10 days but no more than 60 days prior to such meeting. Notice of and all expenses relating to a special meeting of Shareholders, called by a Shareholder on his own initiative, shall be the sole responsibility and expense of said Shareholder. No business other than that specified in the notice of special meeting of Shareholders shall be transacted at any special meeting.

          c.  Waiver of Notice of Meetings.  Whenever any notice is required to
              ----------------------------
be given under the provisions of any law of this State or under the provisions of the Articles of Incorporation of this Corporation or by these Bylaws, waiver in writing, signed by the person or persons entitled to such notice, or by his or their proxy or proxies, whether before or after the time fixed for the giving of such notice, shall be deemed equivalent to such notice. If a person or persons entitled to notice of a meeting shall attend such meeting, either in person or by proxy, such attendance shall constitute a waiver of notice of the meeting, except in case the attendance is for the express purpose of objecting to the transaction of any business because the meeting shall not have been lawfully called or convened.

     1.5  Quorum.  Except as otherwise required by law, by the Certificate of
          ------
Incorporation of this Corporation, or by these Bylaws, the presence, in person or by proxy, of Shareholders entitled to cast a majority in number of the aggregate number of shares of Common Stock to be voted, shall constitute a quorum of all meetings of the Shareholders. After a quorum has been established at a Shareholders meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of any action taken prior thereto. In any case where the presence of the aforesaid number of the holders of Common Stock shall be necessary to constitute a quorum, and if such number shall not be represented at any meeting, the Shareholders entitled to vote, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present.

     1.6  Fixing Record Date.  For the purpose of determining the Shareholders
          ------------------
entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to any corporate action in writing without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no such record date is fixed:

          a. The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          b. The record date for determining Shareholders entitled to express consent to any corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed.

          c. The record date for determining Shareholders for any purpose other than those specified in Sections 1.6a and b above shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          When a determination of Shareholders entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this Section 1.6, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

     1.7  Voting.
          ------

          a.   Voting.  If a quorum is present, the affirmative vote of a
               ------
majority of the shares present in person or by proxy at such meeting is the act of the Shareholders unless otherwise provided in the Certificate of Incorporation, these By-laws or by law. Each Shareholder shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

          b.   Proxies.  Any Shareholders entitled to vote at any meeting of
               -------
Shareholders may be represented and vote by proxy appointed by an instrument in writing subscribed by such Shareholder and bearing a date not more than three months prior to such meeting, unless such proxy shall, on its face, provide a longer period in which it is to remain in force. The validity and enforceability of any proxy shall be determined in accordance with the provisions of the Florida Business Corporation Act ("FBCA").

          c.   Vote by Ballot.  All elections of directors shall be by written
               --------------
ballot unless otherwise provided in the Certificate of Incorporation. In voting on any other question on which a vote by ballot is required by law or is demanded at the commencement of the meeting by any Shareholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Shareholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting shall be by voice vote. Every Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for him by proxy.

          d.   List of Shareholders.  The Secretary of the Corporation shall
               --------------------
prepare at least 10 days prior to each election of directors, a complete list of the Shareholders entitled to vote, arranged in alphabetical order, with the residence of and the number of voting shares held by each Shareholder, which shall be open for the examination of any Shareholder, at the place where said election is to be held, for 10 days prior to such election, and shall be kept available for the inspection by any Shareholder during such meeting.

          e.   Other provisions.  Authorized but unissued shares including those
               ----------------
redeemed or otherwise reacquired by the Corporation, and shares of stock of the Corporation owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, directly or indirectly, at any meeting shall not be counted in determining the total number of outstanding shares at any time. The president, any vice president, the secretary and the treasurer of a corporate shareholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate shareholder, absent a bylaw or other instrument of the corporate shareholder designating some other officer, agent or proxy to vote the shares. Shares held by an administrator, executor, guardian or conservator may be voted by him without a transfer of the shares into his name. A trustee may vote shares standing in his name, but no trustee may vote shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his name or held by or under his control, without transferring the shares into his name. A Shareholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

     1.8  Action by Shareholders Without a Meeting.  Any action required or
          ----------------------------------------
permitted by law, these Bylaws, or the Certificate of Incorporation of the Corporation to be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, are dated and signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted and delivered to the principal place of business of the Corporation or the Secretary within 60 days of the date of the earliest dated consent. Within 10 days after obtaining such authorization by written consent, notice of the action so taken shall be given in accordance with applicable law to those Shareholders who have not so consented or who are not entitled to vote on the action.

     1.9  Order of Business.  a.  Generally.  The Board may adopt such rules and
          -----------------       ---------
regulations, not inconsistent with the Corporation's Certificate of Incorporation or the Bylaws or applicable laws, as it may deem proper for the conduct of any meetings of the shareholders of the Corporation.

          b.   Nominations and Other Business Proposed by Shareholders.  For
               -------------------------------------------------------
nominations or other business to be properly brought before an annual meeting by a Shareholder, the Shareholder must comply with the Securities Act of 1934 and the rules and regulations promulgated thereunder.

     1.10 Inspectors of Elections.  The Board by resolution shall appoint one or
          -----------------------
more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at a meeting of Shareholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.
If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by the laws of the State of Florida.


                                   ARTICLE II

                                   DIRECTORS
                                   ---------

     2.1  Powers.  Except as otherwise provided in the Certificate of
          ------
Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the "Board"). The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the Bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the Bylaws, the Board may exercise all powers and perform all acts which are not required by the Bylaws or the Certificate of Incorporation or by law to be exercised and performed by the Shareholders.

     2.2  Nominations for Directors.  Nominations for election to the Board may
          -------------------------
be made by the Board or in accordance with section 1.9b above. A director need not be a Shareholder.

     2.3  Numbers./*/  The Board shall consist of a number not less than seven
          -------
(7) nor more than nine (9) members elected by the Shareholders. The number of Directors shall be fixed, from time to time, by the Bylaws. Until the number of Directors shall be changed or altered, as herein provided for, the Board shall consist of nine (9) members. The provisions of this section relating to the number of Directors constituting the Board may be amended, changed or altered by the Board of Directors or by vote of the holders of a majority of the common stock present and entitled to vote at any duly convened meeting of such Shareholders at which a quorum is present.

     2.4  Term of Offices.  Except as otherwise provided in the Certificate of
          ---------------
Incorporation of the Corporation, each Director shall be elected to serve until the next annual meeting of Shareholders and until his successor is chosen and qualified or until his earlier death, resignation or removal. In case one or more vacancies shall occur in the Board, the remaining Directors, although less than a quorum, may, by a majority vote, elect a successor or successors to fill the vacancy for the unexpired term or terms.

     2.5  Resignations.  Any Director may resign at any time by written notice
          ------------
to the Corporation. Such resignation shall take effect at the time specified in such notification, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.
---------------------
/*/  reflects amendment adopted at the August 21, 1997 Annual Shareholders
     Meeting.

     2.6  RESERVED

     2.7  Compensation.  Each Director, in consideration of his service as such,
          ------------
shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each Director who shall serve as a member of any committee of Directors shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation for such service.

     2.8  Annual Meetings.  On the day when and at the place where the annual
          ---------------
meeting of Shareholders for the election of Directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in these Bylaws for special meetings of the Board or in a waiver of notice of meeting.

     2.9  Regular Meetings.  Regular meetings of the Board may be held at such
          ----------------
times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

     2.10 Special Meetings.  Special meetings of the Board shall be held
          ----------------
whenever called by the Chief Executive Officer, the President or by any three
(3) Directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each Director at the address designated by him for that purpose or, if none is designated, at his last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each Director at such address by facsimile, telegraph, cable or wireless, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law.

     2.11 Place of Meeting.  The Board may hold its meetings either within or
          ----------------
outside of the State of Florida, at such place or places as it may from time to time determine.

     2.12 Adjourned Meetings.  A majority of the Directors present at any
          ------------------
meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any Director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting originally called.

     2.13 Waiver of Notice.  Whenever notice is required to be given to any
          ----------------
Director or member of a committee of Directors under any provision of the FBCA or under the Certificate of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice.

     2.14 Organization.  At each meeting of the Board, the Chairman of the
          ------------
Corporation, or in the absence of the Chairman, the Vice Chairman, if any, the Chief Executive Officer or the President shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     2.15 Action by the Board.
          -------------------

          a.   Written Consents.  All corporate action taken by the Board or any
               ----------------
committee of the Board shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee of the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

          b.   Conference Call.  Members of the Board, or any committee
               ---------------
designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or similar communications equipment shall constitute presence in person at such meeting.

          c.   Voting.  Except as otherwise provided by the Certificate of
               ------
Incorporation or by law, the vote of a majority of the Directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board or of such committee, as the case may be.

                                 ARTICLE III

                            COMMITTEES OF THE BOARD
                            -----------------------

     The Board may, by resolution passed by a majority of the full Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not absent or disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by applicable law, any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

     4.1  Election.  The officers of the Corporation shall be a President, one
          --------
or more Vice-Presidents, a Treasurer, a Secretary, and, if desired, a Chairman of the Board, a Vice Chairman, a Chief Executive Officer and/or a Chief Financial Officer and one or more Assistant Secretaries and Assistant Treasurers, all of whom shall be elected by the Board. None of the officers, except the Chairman and Vice Chairman of the Board and, if required by the Certificate of Incorporation, the President, need be a Director. The officers shall be elected at the first meeting of the Board after each annual meeting of Shareholders.

          a.   Hold Two Offices.  Any two or more of the offices of the
               ----------------
Corporation, except those of Chairman and Vice Chairman, President and Vice-President, and Secretary and President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers.

     4.2  Term of Office.  The officers of the Corporation shall hold office for
          --------------
one year or until their successors are chosen and qualified. Any vacancy occurring among the officers shall be filled by the Board, but the person so elected to fill the vacancy shall hold office only until the first meeting of the Board after the next annual meeting of Shareholders and until his successor is chosen and qualified.

     4.3  Resignations.  Any officer may resign at any time by so notifying the
          ------------
Board or the President in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

     4.4  Removal.  Any officer chosen by the Board may be removed at any time,
          -------
with or without cause, by the affirmative vote of a majority of the directors then in office, whether acting at a meeting or by the written consent of such majority. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     4.5  Duties of Officers may be Delegated.  In case of the absence or
          -----------------------------------
disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board, by majority vote, may delegate the powers or duties or any officer to any other officer or to any Director or to any other person. The Board may appoint such agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     4.6  Salaries.  The salaries of all officers and agents of the Corporation
          --------
shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director.

     4.7  Voting Shares in Other Corporations.  Unless otherwise provided by
          -----------------------------------
resolution of the Board, the Chief Executive Officer or the President may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

     4.8  Chairman of the Board; Vice Chairman.
          ------------------------------------

          a. The Chairman of the Board shall preside at all meetings of the Shareholders and of the Board. The Chairman shall make reports to the Board and the Shareholders, and shall perform all such other duties as are properly required of him by the Board.

          b. The Vice Chairman shall have such powers and perform such duties as from time to time may be assigned to him by the Board. In the absence of the Chairman, the Vice Chairman, if any, shall preside at all meetings of the Shareholders and of the Board.

     4.9  Chief Executive Officer.  The Chief Executive Officer shall be
          -----------------------
responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to the Chief Executive Officer's office which may be required by law and all such other duties as are properly required of him by the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect.

     4.10 Chief Financial Officer.  The Chief Financial Officer shall have
          -----------------------
general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Board, the Chief Executive Officer, or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

     4.11 President.  The President shall act in a general executive capacity
          ---------
and shall assist the Chairman of the Board or the Chief Executive Officer in the administration and operation of the Corporation's business, and the general supervision of its policies and affairs, subject, however, to the control of the Chief Executive Officer, the Board and of any duly authorized committee of Directors. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall otherwise be required by law to be signed or executed.
The President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

     4.12 Vice President.  The Vice Presidents, in the order of their seniority,
          --------------
shall have and exercise all the powers and duties of the President in case of his absence or inability to act when requested to do so by the Board, and shall possess such other powers as shall be assigned to them by the Board or by the President with the approval of the Board. The Board shall also determine the order in which the Vice Presidents shall assume the authority of the President in his absence. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be signed or executed otherwise. Each Vice President shall perform such other duties as from time to time may be assigned to him by the Board, the Chief Executive Officer or by the President.

     4.13 Treasurer.
          ---------

          a.   General.  The Treasurer shall perform all duties and exercise all
               -------
powers as shall be assigned to him by the Board, the Chief Executive Officer, the Chief Financial Officer or the President.

          b.   Custody of Funds.  The Treasurer shall have the custody of the
               ----------------
corporate funds and securities, and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

          c.   Disbursements.  The Treasurer shall disburse the funds of the
               -------------
Corporation as may be ordered by the Board, taking proper vouchers for such disbursements. He shall render to the President and Directors at the regular meetings an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          d.   Bond.  He shall give the Corporation a bond, if required by the
               ----
Board, in a sum and with one or more securities satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

          e.   Assistant Treasurer.  The Assistant Treasurer shall perform all
               -------------------
the duties and responsibilities of the Treasurer on such occasions on which the Treasurer shall be unable to perform all the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned to him by the Board or by the Chief Executive Officer, the Chief Financial Officer, the President or the Treasurer.

     4.14 Secretary.
          ---------

          a.   Responsibilities.  The Secretary shall attend all meetings of the
               ----------------
Board and all meetings of the Shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the Shareholders and of the Board, and he shall keep the seal of the Corporation in safe custody. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the Chief Financial Officer, or by the President.

          b.  Assistant Secretary.  The Assistant Secretary shall perform all
              -------------------
the duties and responsibilities of the Secretary on such occasions on which the Secretary shall be unavailable to perform the duties of the office and shall perform all other duties and exercise all other powers as shall be assigned him by the Board, the Chief Executive Officer, the Chief Financial Officer, the President or the Secretary.


                                   ARTICLE V

                       CERTIFICATE AND TRANSFER OF STOCK
                       ---------------------------------

     5.1  Shares.  The interest of each Shareholder of the Corporation shall be
          ------
evidenced by certificates of shares of stock, certifying the number of shares represented thereby and in such form as is consistent with the Certificate of Incorporation and as the Board may from time to time prescribe.

     5.2  Certificates.  The certificates of stock shall be signed by the
          ------------
Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer, and sealed with the corporate seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and registrar, the signature of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary or Treasurer or Assistant Treasurer, upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate, shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

     5.3  Recording of Shares.  The certificates of stock of the Corporation
          -------------------
shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and certify the number of shares owned by him.

     5.4  Registered Shareholders.  The Corporation shall be entitled to treat
          -----------------------
the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Florida.

     5.5  Transfer of Stock.  Transfers of shares of stock of the Corporation
          -----------------
shall be made only on the books of the Corporation by the registered owner thereof, or by his duly authorized attorney, or with a transfer agent appointed as provided in these Bylaws, and on surrender of the certificate, or certificates for such shares, properly endorsed and accompanied by the payment for all taxes.

     5.6  Transfer Agents.  The Board may appoint one or more transfer agents
          ---------------
and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

     5.7  Restriction on Transfer of Stock.  A written restriction on the
          --------------------------------
transfer or registration of transfer of capital stock of the Corporation and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Shareholders or among such Shareholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

     5.8  Closing of Transfer Books.  The Board shall have power to close the
          -------------------------
stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board are authorized to fix in advance a date, not exceeding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after such record date has been fixed.

     5.9  Lost Certificate.  No certificate for shares of stock in the
          ----------------
Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence satisfactory to the Board of such loss, destruction or theft and, if the Board so requires, upon the furnishing of bond satisfactory to the Corporation and to the transfer agent, if any, in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation or the transfer agent, if any, with respect to the certificate alleged to have been lost, destroyed or stolen before a new certificate may be issued with the same tenor for the same number of shares as the one alleged to have been lost, destroyed or stolen.

                                  ARTICLE VI

                                   DIVIDENDS
                                   ---------

     6.1 Subject to the provisions of the Certificate of Incorporation and the FBCA, the Board:

          a. May declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as, in its discretion, the condition of the affairs of the Corporation shall render advisable;

          b. May use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes or other securities or evidences of indebtedness; and

          c. May set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.


                                  ARTICLE VII

                           OFFICES, BOOKS AND RECORDS
                           --------------------------

     7.1  Offices.  The principal office of the Corporation shall be located in
          -------
the City of Orlando, County of Orange in the State of Florida, or at such other place in the State of Florida as the Board shall determine. The Corporation may have other offices, either within or outside the State of Florida, at such place or places as the Board may from time to time determine.

     7.2  Books and Records.  The Corporation shall keep correct and complete
          -----------------
books and records of account and shall keep minutes of the proceedings of the Shareholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record.

     7.3  Form of Records.  Any records maintained by the Corporation in the
          ---------------
regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     7.4  Inspection of Books and Records.  Except as otherwise provided by law,
          -------------------------------
the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the Shareholders.


                                 ARTICLE VIII

                                    NOTICES
                                    -------

     Whenever notice is required to be given by the Certificate of Incorporation or by these Bylaws it shall not be construed to mean personal notice, but such notice, except as otherwise provided by law or by these Bylaws, may be given by depositing the same in a post office, letter box or mail chute, in a postpaid sealed wrapper addressed to the Shareholder, officer or director, as the case may be, at such address as appears on the books of the Corporation.


                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

     Except as in these Bylaws hereinbefore otherwise provided with respect to any amendment changing the number of the members of the Board, these Bylaws may be repealed, altered, amended, added to, or modified by the Board by a vote of a majority of the same, or at any special meeting of the Board, when notice of the proposed amendment has been given.


                                   ARTICLE X

                              NONAPPLICABILITY OF
                            CERTAIN FLORIDA STATUTES
                            ------------------------

     The Corporation and its shareholders hereby expressly elect not to be governed by the provisions of Section 607.0902 of the Florida Statutes if and to the extent that such provisions are applicable to them. If and to the extent that a court of competent jurisdiction may hold that Section 607.0902 of the Florida Statutes applies to the Corporation and its Shareholders, then the Corporation and its Shareholders hereby expressly provide that such provision shall not apply to any "control-share acquisition" (as defined therein) of shares of capital stock of the Corporation.

                                  ARTICLE XI

                                INDEMNIFICATION
                                ---------------

     Any person, his heirs or personal representative made, or threatened to be made, a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director, officer, employee or agent of the Corporation or serves or served any other corporation or other enterprise in any capacity at the request of the Corporation, shall, in the case of a director or officer, or may, in the case of an employee or agent, be indemnified by the Corporation, and the Corporation may advance his related expenses, to the full extent permitted by Florida law, provided that the advancement of such expenses shall be made only after receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that the indemnitee is not entitled to be indemnified under this Article or otherwise. In discharging his duty, any director, officer, employee or agent, when acting in good faith, may rely upon information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented,
(2) counsel, public accountants or other persons as to matters that the director, officer, employee or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs or personal representatives may be entitled. The Corporation shall obtain and maintain directors' and officers' liability insurance at its expense. Notwithstanding the preceding sentence, the Corporation shall have no obligation to obtain and maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, premium cost and coverage provided to be considered.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------


     12.1 Indebtedness of Shareholders.  The Corporation shall have a first lien
          ----------------------------
on all the shares of its capital stock and upon all dividends declared upon the same for any sum due to the Corporation, either on account of the subscription to its stock or for any other indebtedness due from the Shareholder.

     12.2 Checks, Etc.  All checks, drafts, acceptances, notes and other orders,
          ------------
demands, or instruments in respect to the payment of money, shall be signed or endorsed on behalf of the

Corporation by the Chief Executive Officer, Chief Financial Officer, President and/or Secretary or by any other officers whom the Board may from time to time designate.

     12.3 Fiscal Year.  The fiscal year of the Corporation shall begin January
          -----------
1, and end on December 31 of such calendar year.

     12.4 Seal.  The corporate seal shall be circular in form and shall have
          ----
inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Florida". The Secretary of the Corporation shall have the custody of the corporate seal. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.